2 Bethesda Metro Center, Suite 1530,
Bethesda, MD 20814

T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Establishes First Quarterly Dividend at 12 cents Per Share

Bethesda, MD, December 15, 2010 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that its Board of Trustees has declared an initial quarterly dividend of $0.12 per common share of beneficial interest for the quarter ending December 31, 2010.

The fourth quarter dividend is payable on January 14, 2011 to common shareholders of record as of the close of business on December 31, 2010. The initial dividend rate represents a 2.4% annualized yield based on the closing price of the Company’s common shares on December 14, 2010.

“We continue to be encouraged by the strong rebound in travel, which is benefitting our newly assembled portfolio of high-quality hotels,” said Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “As a result, the Board and management believe initiating the dividend at this level provides an attractive return for our shareholders while also maintaining cash for capital investment and acquisition opportunities as they continue to occur. We are just in the first year of what we believe will be a strong multi-year recovery in the lodging industry and we are extremely excited to be building our portfolio at such an opportune time.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale, full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities. The company owns eight hotels with a total of 2,300 guest rooms.

Click here to visit the Pebblebrook Hotel Trust website

This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions and projected earnings, expenses and demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance, future dividend rates; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Prospectus filed pursuant to Rule 424(b)(1) on July 23, 2010. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov .

All information in this release is as of December 15, 2010. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.

Additional Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

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